Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 1, 2021 in the Registration Statement (Form S-1) and the related Prospectus of Nuvo Group Ltd. dated December 15, 2021.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
December 15, 2021	A Member of Ernst & Young Global